Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-255250) and Form F-3 (No. 333-291196 and No. 333-287161) of Adagene Inc. of our report dated April 1, 2026 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China
April 1, 2026